SIAM CITY BANK PUBLIC COMPANY LIMITED

                 Letter of Consent for Deduction of Bank Deposit

                                                             Made at Head Office

                                                                28 December 2000


We, King Power Duty Free Co., Ltd., Thai nationality, with offices at 989, Siam Tower, Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, hereinafter called the "Consent giver," the owner of

       ( / )         Fixed Deposits Account, Passbook No. 001-3-09768-5
                                                              Baht 79,867,822.20


       Totaling      Baht  79,867,822.20
                     (Seventy-Nine Million Eight Hundred Sixty-Seven Thousand Eight Hundred Twenty-Two Baht Twenty Satang),

hereinafter called the "Deposit," hereby make the consent to Siam City Bank Public Company Limited, hereinafter called the "Bank," as follows :

1. The consent giver consents the bank to bring any or all obligations that the consent giver and/or - , hereinafter called "the said debtor" owe to the bank at present and/or the future debts including interest, stamp duties, fees, expenses, damages or compensation and other charges, whether it is due for payment or not, to deduct payment therefor from the deposits and/or debited into the above stated bank account, either in whole or in part, at any time disregarding whether it is due date for payment or not, without having to notify the consent giver, and the consent giver agrees not to object or dispute or take legal action for claiming the money back or cite the right of claim against the bank.

       If deduction for payment or debit into the said bank account is insufficient to perform the obligations, the consent giver agrees to pay the remaining amount to the bank accordingly.

2. In case the above deposit account becomes due without deduction to perform the obligations under Clause 1, the consent giver consents the bank to extend the validity of deposit continuously with no condition whatsoever, and the consent giver agrees that the extended deposit shall be binding, whereby the bank is entitled to make deduction or debit payment of the obligations under Clause 1 in all respects, though the Consent giver may not indicate the consent or endorse the new one.

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3.     The consent of the rights  under this  Letter of Consent  shall also bind the subrogee of the rights of the consent giver until performance of obligations has been made in full.

The consent giver, having read and understood the contents of this Letter of Consent entirely, hereunder sign his name (and affix seal, if any) in the presence of witnesses.

(Seal of King Power Duty Free Co., Ltd.)            - signed -     Consent Giver
                                          (King Power Duty Free Co., Ltd.)


                 - signed -       Witness           - signed -     Witness
           (Mr. Chaowana Sae Tae)             (Mr. Chanwut Amnuaisin)